Exhibit 23.0

                     [SELLERS & ASSOCIATES P.C. LETTER HEAD]




                      CONSENT OF SELLERS & ASSOCIATES, P.C.

We consent to the incorporation by reference in the Maxx International, Inc. (f/k/a Area Investment and Development Company) Registration Statement on Form S-8, of our report dated February 29, 2000, included in Maxx International, Inc.'s Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ SELLERS & ASSOCIATES, P.C.
----------------------------------
    Sellers & Associates, P.C.


August 23, 2000